Exhibit 31.2

CERTIFICATION

I, Todd Mitchell, Chief Operating Officer and Chief Financial Officer of RiceBran Technologies, certify that:

1)	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of RiceBran Technologies, a California corporation; and

2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 2, 2022

/s/ Todd T. Mitchell

Name: Todd T. Mitchell

Title: Chief Operating Officer and Chief Financial Officer